                                                                     EXHIBIT 3.1


                CERTIFICATE OF FORMATION OF PSF HOLDINGS, L.L.C.


     This Certificate of Formation is being executed as of September 9, 1996, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101 et seq.

     The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:

     A. Name. The name of the limited liability company is PSF Holdings, L.L.C. (the "Company").

     B. Registered Office and Registered Agent. The Company's registered office in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

     C. Dissolution. The latest date on which the Company is to dissolve is December 31, 2046.

      IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Formation as of the day and year first written above.


                                            /s/  Alyson B. Gal
                                            --------------------------
                                            Authorized Person
                                            Alyson B. Gal


                                            /s/  Dina Brewer
                                            --------------------------
                                            Authorized Person
                                            Dina Brewer


                                            /s/  Alexander Simon
                                            --------------------------
                                            Authorized Person
                                            Alexander Simon